Exhibit 10.32
                       Amendment to Mohammed ABD El Shafy
                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT (the "Agreement") dated as of the 9th day of April, 2004, between NOVADEL PHARMA INC., a Delaware corporation (together with its successors and assigns referred to herein as the "Corporation"), with principal executive offices located 25 Minneakoning Road, Flemington, New Jersey 08822 and MOHAMMED ABD EL-SHAFY, PHD., residing at 428 Town Line Road, Hauppauge, Long Island, New York 11788 (the "Executive").


          WHEREAS, the Corporation desires to continue to employ Executive and to have him continue to render services under the terms and conditions hereof and has authorized and approved the execution of this Agreement; and

         WHEREAS,   Executive   desires  to  continue  to  be  employed  by  the
Corporation under the terms and conditions hereinafter provided;

         NOW,   THEREFORE,   in   consideration  of  the  mutual  covenants  and
undertakings herein contained, the parties agree as follows:

         1.       EMPLOYMENT, DUTIES AND ACCEPTANCE.

                  1.1   SUPERCESSION   OF  FORMER   AGREEMENT.   This  Agreement
supercedes, and replaces, in its entirety, a former Employment Agreement between the parties dated May 15, 2002.

                  1.2 SERVICES. During employment hereunder, Executive shall hold the position of Vice President - Pharmaceutical Development of the Corporation, and shall have the responsibilities and authority as established by the Board of Directors of the Corporation (the "Board") and shall report to the President of the Corporation. Executive shall devote Executive's entire business time, attention, knowledge and skills faithfully, diligently and to the best of Executive's ability in furtherance of the business and activities of the Corporation (the "Services"). The principal place of performance by Executive of services hereunder shall be at the principal offices of the Corporation or such other place as the President may designate.

                  1.3 ACCEPTANCE. Executive hereby accepts such employment and agrees to render the Services.

         2.       TERM OF EMPLOYMENT.

                  2.1 TERM. The Executive's employment under this Agreement (the "Term") shall begin as of the Effective Date (as hereinafter defined) and shall continue for a term of three (3) years, unless sooner terminated pursuant to Sections 5 or 9 of this Agreement. Notwithstanding anything to the contrary contained herein, the provisions of this Agreement governing Protection of Confidential Information shall continue in effect as specified in Section 10 hereof and survive the expiration or termination hereof. Upon the expiration of the Term of the Agreement, it shall automatically renew itself for additional successive one-year periods, unless the Corporation shall give Executive ninety days notice of non-renewal in advance of the expiration of the initial Term or any subsequent renewal period.

                  2.2 EFFECTIVE DATE. The effective date of this Agreement is January 1, 2004.

         3.       BASE SALARY AND EXPENSE REIMBURSEMENT.

                  3.1 BASE SALARY. As of the Effective Date, the Corporation shall pay Executive a salary (the "Base Salary") at the rate of $200,000 per year. Within ten (10) days of the date of execution of this Agreement, any difference between the Base Salary set forth herein and the remuneration actually paid to Executive between the Effective Date and the date of execution shall be paid to Executive by the Corporation in a lump sum.


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                  3.2  EXPENSE  REIMBURSEMENT.  All  travel  and other  expenses reasonably incurred by Executive incidental to the rendering of Services to the Corporation hereunder shall be paid by the Corporation or reimbursed to Executive upon receipt and approval of expense reports on Corporation forms supported by appropriate documentation. From time to time, Executive shall submit, and obtain approval for, proposed expense budgets. All unbudgeted expenses in excess of $1,000.00 (individually, or collectively if in connection with a single related subject or project within a given month) shall require advance approval.

                  3.3 BONUSES. In addition, Executive shall be entitled to receive an incentive cash bonus of $10,000 for each lingual spray pharmaceutical compound formulation developed by him (multiple dosage strengths of a given compound shall be deemed to be a single formulation unless otherwise agreed to in writing) which proceeds into a company-sponsored clinical pharmacokinetic study and successfully demonstrates therapeutic blood levels or otherwise successfully enables the study to meet its stated objective(s). In addition, Executive may receive bonuses and other compensation in the form of stock, stock options or other property or rights as may from time to time be awarded by the Board in connection with Executive's employment.

                  3.4 STOCK OPTIONS. As of the date of execution of this Agreement, the Corporation grants Executive Options under its 1997 Stock Option Plan, to purchase 50,000 shares of the Corporations common stock at an exercise price equal to the closing price of the Corporation's common stock as of the date of grant. Such Options shall have a term of ten (10) years, and shall vest in three equal annual installments, beginning on the first anniversary date of this Agreement.

         4. Confidential Information.

                  4.1 Corporation Information. In connection with Executive's employment, the Corporation has made and will make available to him that Confidential Information of the Corporation that will enable him to optimize the performance of his duties to the Corporation. In exchange, Executive agrees to use such Confidential Information solely for the Corporation's benefit. Notwithstanding the preceding sentence, Executive agrees that upon the termination of his employment for any reason, the Corporation shall have no obligation to provide or otherwise make available to him any of its Confidential Information. Executive understands that "Confidential Information" means any Corporation proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers (including, but not limited to, customers of the Corporation on whom Executive called or with whom he became acquainted during the term of his employment), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed to Executive by the Corporation either directly or indirectly in writing, orally or by drawings or observation of parts or equipment. Executive further understand that Confidential Information does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act or omission of Executive or of others who were under confidentiality obligations as to the item or items involved or improvements or new versions thereof.



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                  Executive   agrees  at  all  times  during  the  term  of  his
employment and thereafter, to hold in strictest confidence, and not to use, except for the exclusive benefit of the Corporation, or to disclose to any person, firm or corporation without written authorization of the President of the Corporation, any Confidential Information of the Corporation.


                  4.2 FORMER EMPLOYER INFORMATION. Executive agrees that he will not, during his employment with the Corporation, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and that he will not bring onto the premises of the Corporation any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.


                  4.3 THIRD PARTY INFORMATION. Executive recognizes that the Corporation has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Corporation's part to maintain the confidentiality of such information and to use it only for certain limited purposes. Executive agrees to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out his work for the Corporation consistent with the Corporation's agreement with such third party.

         5.       VOLUNTARY SEVERANCE.

                  5.1 TERMINATION BY EXECUTIVE FOR GOOD REASON. If Executive's employment hereunder shall be terminated by Executive for Good Reason (as defined in Section 9.4 hereof) at any time prior to the end of the Term, Executive shall be entitled to receive from the Corporation, in addition to any Base Salary earned to the date of termination, a severance payment in an amount equal to one year's Executive's Base Salary, payable to the Executive in biweekly increments. In the event of such termination, the amounts due hereunder shall be payable without offset or defense or any obligation of the Executive to mitigate damages.

                  5.2 TERMINATION BY EXECUTIVE WITHOUT GOOD REASON. If the Executive terminates employment without Good Reason (as defined in Section 9.4 hereof) at any time prior to the end of the Term, Executive shall be entitled to receive from the Corporation payment of any unpaid accrued Base Salary earned through the date of termination. In the event of such termination, all obligations of the Corporation hereunder shall terminate on the date of termination and the Executive's termination without Good Reason shall act as a waiver of all claims to compensation which would have otherwise accrued after the date of termination.

         6.       ADDITIONAL BENEFITS.

         During Executive's employment, the Corporation shall cause Executive to be covered by all the Corporation's employee benefit plans, in effect from time to time, for which Executive is eligible, including without limitation, any retirement plan or group insurance.

         7.       VACATION.

         Executive shall be entitled to such holidays as are in effect for all of the Corporation's employees, and to personal leave in accordance with Corporation policy as in effect from time to time. In addition, Executive shall be entitled to four weeks vacation days (twenty business days) per year. The timing of the taking of vacation is left to the discretion of Executive, provided the same is not inconsistent with the reasonable business requirements of the Corporation. Vacation days not used by Executive during a given year may be accumulated and carried forward only in accord with the policies of the Corporation.

         8.       INDEMNIFICATION.

         The Corporation shall indemnify Executive and hold Executive harmless against any and all expenses reasonably incurred by him in connection with or arising out of (a) the defense of any action, suit or proceeding to which Executive is a named party, or (b) any claim asserted or threatened against Executive, provided, in either case, the matter has arisen because of or in connection with Executive's being or having been an employee, officer or

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director of the Corporation,  whether or not he continues to be such at the time the expenses indemnified against are incurred, except insofar as (a) such indemnification may be prohibited by law, (b) the expenses were incurred in connection with a matter where the Corporation is or was in an adversarial position to Executive and the Corporation prevailed against Executive in such matter, or (c) the expenses were incurred in connection with a matter arising out a material breach by Executive of this Agreement or of Executive's obligations to the Corporation. Expenses indemnified against include, without limitation, reasonable attorneys fees, money judgments and money settlements, provided the Corporation's advance approval has been sought and obtained. This
Section 8 is independent of any similar indemnification obligation which may be contained in the Corporation's Certificate of Incorporation or By-laws, and applies as well to matters attributable to Executive's employment by the Corporation before the Effective Date of this Agreement, if applicable.

         9.       TERMINATION.

                  9.1 DEATH. If Executive dies during the Term of this Agreement, Executive's employment hereunder shall terminate upon his death and all obligations of the Corporation hereunder shall terminate on such date, except that Executive's estate or his designated beneficiary shall be entitled to payment of any unpaid accrued Base Salary through the date of his death.

                  9.2 DISABILITY. If Executive shall be unable to perform a significant part of his duties and responsibilities in connection with the conduct of the business and affairs of the Corporation and such inability lasts for a period of at least 180 consecutive days by reason of Executive's physical or mental disability, whether by reason of injury, illness or similar cause, Executive shall be deemed disabled, and the Corporation any time thereafter may terminate Executive's employment hereunder by reason of the disability. During such 180 day period, the Base Salary and other benefits payable to Executive hereunder shall not be suspended or diminished, except to the extent equivalent to the extent of any Corporation-provided disability insurance in effect. Upon delivery to Executive of notice to terminate, all obligations of the Corporation hereunder shall terminate, except that Executive shall be entitled to payment of any unpaid accrued Base Salary through the date of termination. The obligations of Executive under Section 10 hereof shall continue notwithstanding termination of Executive's employment pursuant to this Section 9.2.

                  9.3  TERMINATION  FOR CAUSE.  The  Corporation may at any time during the Term, with 30 days prior written notice, terminate this Agreement and discharge Executive for Cause, whereupon the Corporation's obligation to pay compensation or other amounts payable hereunder to or for the benefit of Executive shall terminate on the date of such discharge. As used herein the term "Cause" shall be deemed to mean and include: (i) a material breach by Executive of this Agreement including without limitation a breach by Executive of the obligations set forth in Section 10 hereof; (ii) excessive absenteeism, alcoholism or drug abuse; (iii) substantial neglect or inattention by Executive of or to his duties hereunder; (iv) willful violation of specific and lawful written or oral direction from the Board of Directors or the President of the Corporation provided such direction is not inconsistent with the Executive's duties and responsibilities as Vice President - Pharmaceutical Development of the Corporation; or (v) fraud, criminal conduct or embezzlement. The following shall be deemed a material breach for the purposes of Subsection (i) hereof: (a) the Executive's conviction for, or a plea of nolo contendere to, a felony or a crime involving moral turpitude (which, through lapse of time or otherwise, is not subject to appeal); (b) willful misconduct as an employee of the Corporation; or (c) willful or reckless disregard of his responsibilities under this Agreement. The obligations of the Executive under Section 10 shall continue notwithstanding termination of the Executive's employment pursuant to this
Section 9.3.

                  9.4 TERMINATION BY EXECUTIVE. The Executive shall have the right to terminate this Agreement for Good Reason, as hereinafter defined. Good Reason shall mean any of the following: (i) any reduction by the Corporation of the Executive's compensation or benefits payable hereunder (it being understood that a reduction of benefits applicable to all employees of the Corporation, including the Executive, shall not be deemed a reduction of the Executive's compensation package for purposes of this definition); or (ii) requiring the Executive to be based without his consent at a location not within reasonable commuting distance of Flemington, New Jersey.

         10.      INTELLECTUAL PROPERTY; NON-COMPETITION.


                  10.1 INVENTIONS RETAINED AND LICENSED. Executive has attached hereto, as Exhibit A, a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by Executive prior to his employment with the Company (collectively referred to as "Prior Inventions"), which belong to him, which relate to the Company's proposed business, products or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, Executive represents that there are no such Prior Inventions. Executive agrees that he will not incorporate, or permit to be incorporated, any Prior Invention owned by him or in which he has an interest into a Company product, process or machine without the Company's prior written consent. Notwithstanding the foregoing sentence, if, in the course of Executive's employment with the Company, he incorporates into a Company product, process or machine a Prior Invention owned by him or in which he has an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with such product, process or machine.


                  10.2 ASSIGNMENT OF INVENTIONS. Executive agrees that he will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all his right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements, designs, discoveries, ideas, trademarks or trade secrets, whether or not patentable or registrable under copyright or similar laws, which he may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time he is in the employ of the Company (collectively referred to as "Inventions"), except as provided in
Section 10.6 below. Executive further acknowledges that all original works of authorship which are made by him (solely or jointly with others) within the scope of and during the period of Executive's employment with the Company and which are protectible by copyright are "works made for hire," as that term is defined in the United States Copyright Act. Executive understands and agrees that the decision whether or not to commercialize or market any invention developed by him solely or jointly with others is within the Company's sole discretion and for the Company's sole benefit and that no royalty will be due to Executive as a result of the Company's efforts to commercialize or market any such Invention.


                  10.3 INVENTIONS ASSIGNED TO THE UNITED STATES. Executive agrees to assign to the United States government all his right, title, and interest in and to any and all Inventions whenever such full title is required to be in the United States by a contract between the Company and the United States or any of its agencies.


                  10.4 MAINTENANCE OF RECORDS. Executive agrees to keep and maintain adequate and current written records of all Inventions made by him (solely or jointly with others) during the term of his employment with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.


                  10.5 PATENT AND COPYRIGHT REGISTRATIONS. Executive agrees to assist the Company, or its designee, at the Company's expense, in every proper way to secure the Company's rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including, but not limited to, the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. Executive further agrees that his obligation to execute or cause to be executed, when it is in his power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of Executive's mental or physical incapacity or for any other reason to secure his signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his agent and attorney in fact, to act for and in his behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by Executive.


                  10.6 EXCEPTION TO ASSIGNMENTS. Executive understands that the provisions of this Agreement requiring assignment of Inventions to the Company shall not apply to any invention that he has developed entirely on his own time without using the Company's equipment, supplies, facilities, trade secret information or Confidential Information except for those inventions that either
(i) relate at the time of conception or reduction to practice of the invention to the Company's business, or actual or demonstrably anticipated research or development of the Company or (ii) result from any work that Executive performed for the Company. Executive will advise the Company promptly in writing of any inventions that he believes meet the foregoing criteria and not otherwise disclosed on Exhibit A.

                  10.7 NON-COMPETITION. Executive agrees that, for a period beginning with the Effective Date of this Agreement and ending twelve months after the date of termination of employment by the Company, Executive will not, either individually or in conjunction with any person, firm, association, syndicate, company or corporation, directly or indirectly (as principal, agent, employee, director, officer, shareholder, partner, independent contractor, individual proprietor, or as an investor who has made advances, loans or contributions to capital, or in any other manner whatsoever) compete with company in the business then conducted by Company. Executive also agrees that, during such period, Executive will not solicit or encourage any persons who, during such period, were employees of Company to (i) terminate such persons' employment with Company; or (ii) become affiliated with any person, firm, association, syndicate, company or corporation which is in a business similar to that of the Company and in which Executive, either directly or indirectly, has an interest. If Company directs Executive to cease and desist a proposed post-termination course of conduct, on the grounds that he is proposing to compete with the Company's business, during this one-year post-termination period, Company shall compensate Executive by paying him his base Salary during the period he is prevented from pursuing such activity.

                  10.8 ANTI-RAIDING. Executive agrees that during the term of his employment hereunder, and, thereafter for a period of one (1) year,
Executive will not, as principal, agent, employee, employer, consultant, director or partner of any person, firm, corporation or business entity other that the Corporation, or in any individual or representative capacity whatsoever, directly or indirectly, without the prior express written consent of the Corporation approach, counsel or attempt to induce any person who is then in the employ of the Corporation to leave the employ of the Corporation or employ or attempt to employ any such person or persons who at any time during the preceding six months was in the employ of the Corporation.

                  10.9 INJUNCTION. Executive acknowledges and agrees that, because of the unique and extraordinary nature of his services, any breach or threatened breach of any of the above provisions of this Section 10 hereof will cause the Corporation irreparable injury and incalculable harm and, therefore, the Corporation will have "no adequate remedies at law". Executive, therefore, agrees in advance that Corporation shall be entitled to injunctive and other equitable relief for such breach or threatened breach and that resort by the Corporation to such injunctive or other equitable relief shall not be deemed to waive or to limit in any respect any right or remedy which the Corporation may have with respect to such breach or threatened breach. The Executive agrees that in such action, if the Corporation makes a prima facie showing that Executive

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has  violated or  apparently  intends to violate any of the  provisions  of this
Section 10, the Corporation need not prove either damage or irreparable injury in order to obtain injunctive relief. The Corporation and Executive agree that any such action for injunctive or equitable relief shall be heard in a state or federal court situated in New Jersey and each of the parties hereto agrees to accept service of process by registered mail and to otherwise consent to the jurisdiction of such courts.

                  10.10 NO INDEMNIFICATION. The provisions of Section 8, above, do not apply to any expenses incurred by Executive in defending against any claim made pursuant to this Section 10.

                  10.11  SEVERABILITY.  If any provision  contained  within this
Section 10 is found to be unenforceable by reason of the extent, duration or scope thereof, or otherwise, then such restriction shall be enforced to the maximum extent permitted by law, and Executive agrees that such extent, duration or scope may be modified in any proceeding brought to enforce such restriction.

         11.      ARBITRATION.

         Except with respect to any proceeding brought under Section 10 hereof, any controversy, claim, or dispute between the parties, directly or indirectly, concerning this Employment Agreement or the breach hereof, or the subject matter hereof, including questions concerning the scope and applicability of this arbitration clause, shall be finally settled by arbitration in the State of New Jersey pursuant to the rules then applying of the American Arbitration Association. The arbitrators shall consist of one representative selected by the Corporation, one representative selected by the Executive and one representative selected by the first two arbitrators. The parties agree to expedite the arbitration proceeding in every way, so that the arbitration proceeding shall be commenced within thirty (30) days after request therefore is made, and shall continue thereafter, without interruption, and that the decision of the arbitrators shall be handed down within thirty (30) days after the hearings in the arbitration proceedings are closed. The arbitrators shall have the right and authority to assess the cost of the arbitration proceedings and to determine how their decision or determination as to each issue or matter in dispute may be implemented or enforced. The decision in writing of any two of the arbitrators shall be binding and conclusive on all of the parties to this Agreement. Should either the Corporation or the Executive fail to appoint an arbitrator as required by this Section 11 within thirty (30) days after receiving written notice from the other party to do so, the arbitrator appointed by the other party shall act for all of the parties and his decision in writing shall be binding and conclusive on all of the parties to this Employment Agreement. Any decision or award of the arbitrators shall be final and conclusive on the parties to this Agreement; judgment upon such decision or award may be entered in any competent Federal or state court located in the United States of America; and the application may be made to such court for confirmation of such decision or award for any order of enforcement and for any other legal remedies that may be necessary to effectuate such decision or award.

         12.      NOTICES.

         All notices, requests, consents and other communications required or permitted to be given hereunder, shall be in writing and shall be deemed to have been duly given if delivered personally or sent by facsimile or mailed first-class, postage prepaid, by registered or certified mail (notices sent by mail shall be deemed to have been given on the date sent), to the parties at their respective addresses hereinabove set forth or to such other address as either party shall designate by notice in writing to the other in accordance herewith. Copies of all notices shall be sent to Robert F. Schaul, Esq. Esq. at 57 Dutch Lane, Ringoes, New Jersey 08551.

         13.      GENERAL.

                  13.1 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the local laws of the State of New Jersey applicable to agreements made and to be performed entirely in New Jersey.

                  13.2 CAPTIONS. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                  13.3 ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof. No representation, promise or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

                  13.4 SEVERABILITY. If any of the provisions of this Agreement shall be unlawful, void, or for any reason, unenforceable, such provision shall be deemed severable from, and shall in no way affect the validity or enforceability of, the remaining portions of this Agreement.

                  13.5 WAIVER. The waiver by any party hereto of a breach of any provision of this Agreement by any other party shall not operate or be construed as a waiver of any subsequent breach of the same provision or any other provision hereof.

                  13.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same Agreement.

                  13.7 ASSIGNABILITY. This Agreement, and Executive's rights and obligations hereunder, may not be assigned by Executive. The Corporation may assign its rights, together with its obligations, hereunder in connection with any sale, transfer or other disposition of all or substantially all of its business or assets; in any event the rights and obligations of the Corporation hereunder shall be binding on its successors or assigns, whether by merger, consolidation or acquisition of all or substantially all of its business or assets.

                  13.8 AMENDMENT. This Agreement may be amended, modified, superseded, canceled, renewed or extended and the terms or covenants hereof may be waived, only by a written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. No superseding instrument, amendment, modification, cancellation, renewal or extension hereof shall require the consent or approval of any person other than the parties hereto. The failure of either party at any time or times to require performance of any provision hereof shall in no matter affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.




ATTEST:                                      NOVADEL PHARMA INC


By: /s/ Robert F. Schaul                     By: /s/ Gary A. Shangold
    --------------------------------            -------------------------------
        Robert F. Schaul, Secretary                  Gary A. Shangold, M.D.


WITNESS:



 /s/ Lynne Pyzik                                /s/ Mohammed Abd El-Shafy
------------------------------------            -------------------------------
                                                    Mohammed Abd El-Shafy